Exhibit 99.1

Amwell Announces Closing of Upsized Initial Public Offering and Full Exercise of the Underwriters’ Option to Purchase Additional Shares

BOSTON, MA — September 21, 2020 – Amwell®, a national telehealth leader, today announced the closing of its upsized initial public offering of 47,405,555 shares of its Class A common stock at an initial offering price of $18.00 per share, which includes the full exercise of the underwriters’ option to purchase 6,183,333 additional shares of Class A common stock from Amwell and certain stockholders of Amwell (the “Selling Stockholders”). Including the $100 million investment from Google LLC concurrent with the IPO and the option exercise, the aggregate gross proceeds to Amwell were approximately $922 million, and the aggregate gross proceeds to the Selling Stockholders were approximately $31 million, in each case, before deducting underwriting discounts and commissions and other expenses. The shares began trading on The New York Stock Exchange under the symbol “AMWL” on September 17, 2020.

Morgan Stanley, Goldman Sachs & Co. LLC and Piper Sandler acted as lead joint book-running managers for the offering. UBS Investment Bank, Credit Suisse, Cowen and Berenberg acted as bookrunners for the offering.

The offering was made only by means of a prospectus. Copies of the final prospectus relating to the offering may be obtained from Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014 or by e-mail at prospectus@morganstanley.com; Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, by telephone at (866) 471-2526 or by e-mail at prospectus-ny@ny.email.gs.com); or Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, by telephone at (800) 747-3924 or by e-mail at prospectus@psc.com.

In addition to the shares of Class A common stock sold in the initial public offering, Amwell announced the sale of 5,555,555 shares of Class C common stock at a price per share equal to the initial public offering price of its Class A common stock in a concurrent private placement to Google LLC. The sale of Class C common stock will not be registered under the Securities Act of 1933, as amended. The aggregate gross proceeds to Amwell from the concurrent private placement, before deducting expenses payable by Amwell, were $100 million. The concurrent private placement also closed on September 21, 2020.

A registration statement relating to these Class A securities have been filed with, and declared effective by the U.S. Securities and Exchange Commission (the “SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Amwell

Amwell is a leading telehealth platform in the United States and globally, connecting and enabling providers, insurers, patients, and innovators to deliver greater access to more affordable, higher quality care. Amwell believes that digital care delivery will transform healthcare. The Company offers a single, comprehensive platform to support all telehealth needs from urgent to acute and post-acute care, as well as chronic care management and healthy living. With over a decade of experience, Amwell powers telehealth solutions for over 2,000 hospitals and 55 health plan partners with over 36,000 employers, covering over 80 million lives.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our beliefs and assumptions only as of the date of this release.  These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: weak growth and increased volatility in the telehealth market; our history of losses and the risk we may not achieve profitability; inability to adapt to rapid technological changes; our limited number of significant clients and the risk that we may lose their business; increased competition from existing and potential new participants in the healthcare industry; changes in healthcare laws, regulations or trends and our ability to operate in the heavily regulated healthcare industry; compliance with regulations concerning personally identifiable information and personal health industry; slower than expected growth in patient adoption of telehealth and in platform usage by either clients or patients; inability to grow our base of affiliated and non-affiliated providers sufficient to serve patient demand; our ability to comply with federal and state privacy regulations and the significant liability that could result from a cybersecurity breach or our failure to comply with such regulations; our ability to establish and maintain strategic relationships with third parties; the impact of the COVID-19 pandemic on our business or on our ability to forecast our business’s financial outlook; the risk that the insurance we maintain may not fully cover all potential exposures; and inability to remediate material weaknesses or maintain effective internal control over financial reporting. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of our website at investors.amwell.com and on the SEC’s website at www.sec.gov.

American Well and Amwell are registered trademarks or trademarks of American Well Corporation in the United States and other countries. All other trademarks used herein are the property of their respective owners.

Media Contact

Holly Spring
781-888-8219 / holly.spring@amwell.com